Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the AECOM Amended & Restated Employee Stock Purchase Plan of our reports dated November 13, 2018, with respect to the consolidated financial statements and schedule of AECOM and the effectiveness of internal control over financial reporting of AECOM included in its Annual Report (Form 10-K) for the year ended September 30, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
March 12, 2019